Exhibit 3.2.1.1

______________________________________________________________________________________________________

RESTATED CERTFICATE OF INCORPORATION

OF

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
Under Section 807 of the Business Corporation Law

___________

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED DEC. 31, 1984
Filing Fee --- $60
Tax --- None

_________________________________________________________________________________________________

Travis F. Epes, Esq.
Consolidated Edison Company
of New York, Inc.
4 Irving Place
New York, New York 10003

Exhibit 3.2.1.1

RESTATED CERTIFICATE OF INCORPORATION
OF
CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
Under Section 807 of the Business Corporation Law

1.The name of the Company is Consolidated Edison Company of New York, Inc. It was originally incorporated under the name of Consolidated Gas Company of New York.

2.The Certificate of Incorporation of the Company (being the Consolidation Agreement dated September 29, 1884, pursuant to which it was organized) was filed in the Office of the Secretary of State of the State of New York on November 10, 1884. A Restated Certificate of Incorporation of the Company was filed by the Department of State of the State of New York on February 18, 1970.

3.The restatement of the Certificate of Incorporation, as hereinafter set forth, was authorized by the Board of Trustees of the Company.

4.The text of the Certificate of Incorporation of the Company is hereby restated without amendment or change to read in full as follows:

"FIRST:    The name of the Company shall be Consolidated Edison Company of New York, Inc.
SECOND: The Company shall be a gas and electric corporation within the meaning of Article 2 of the Transportation Corporations Law and shall have and may exercise all the powers of such a corporation.
THIRD:    The total number of shares which the Company is authorized to issue is 180,165,319, of which 1,915,319 shares shall be $5 Cumulative Preferred Stock, without par value, 6,000,000 shares shall be Cumulative Preferred Stock with a par value of $100 a share, 2,250,000 shares shall be Cumulative Preference Stock with a par value of $100 a share, and 170,000,000 shares shall be Common Stock with a par value of $5 a share.

Exhibit 3.2.1.1

FOURTH: The capital of the Company shall be at least equal to the sum of the aggregate par value of all issued shares having par value, plus Twenty Dollars in respect to every share issued without par value, plus such amounts as, from time to time, by resolution of the Board of Trustees, may be transferred thereto.
The capital of the Company shall be not less than $404,530,467.
FIFTH:    The designations, preferences, privileges, and voting powers of the shares of each class and the restrictions or qualifications thereof are as follows:

A.	$5 Cumulative Preferred Stock (Without Par Value)

I.The $5 Cumulative Preferred Stock shall be entitled to receive, when and as declared from surplus or net profits, dividends at the rate of Five Dollars a share per annum, and no more, which dividends shall be cumulative from the dividend date next preceding the date of issue of the respective shares (or from the date of issue, if that be a dividend date) and shall be payable quarterly on the first day of each of the months of February, May, August and November in each year; provided, that the dividend payable on May 1, 1927, shall be sixty-one cents a share, only. After dividends on the $5 Cumulative Preferred Stock shall have been paid at the rate herein provided, and after dividends on any preferred stock of any class ranking equally with the $5 Cumulative Preferred Stock with respect to priority in the payment of dividends shall have been paid at the rate provided with respect to such stock, but not prior thereto, any other preferred stock and the Common Stock, shall be entitled to receive all sums which may be distributed as dividends in excess of the said dividends on the $5 Cumulative Preferred Stock and the preferred stock of any class ranking equally therewith in accordance with the provisions governing their respective rights thereto.

II.Upon any liquidation or distribution of capital assets, the $5 Cumulative Preferred Stock shall be entitled to receive $100 a share and, in addition thereto, a sum equivalent to all unpaid dividends accumulated thereon, and any preferred stock of any class ranking equally with the $5 Cumulative Preferred Stock in the distribution of capital assets shall be entitled to receive an equivalent amount, before any distribution shall be made to any other preferred stock or the Common Stock, which shall be entitled to receive all the remainder of such capital assets so distributed in accordance with the provisions governing their respective rights thereto.

Exhibit 3.2.1.1

III.The Company shall have the right to redeem the $5 Cumulative Preferred Stock on any dividend date, either in whole or in such portions as, from time to time, the Board of Trustees may determine, upon the payment of the sum of $105 a share and the amount of all unpaid dividends accumulated thereon to the date fixed for such redemption; provided, that, if less than all the outstanding shares of $5 Cumulative Preferred Stock shall be redeemed at any time, the shares to be redeemed shall be selected in such manner as the Board of Trustees may determine. At least thirty days’ notice in advance of such redemption shall be mailed to each holder of $5 Cumulative Preferred Stock so to be redeemed at his address registered with the Company, and, if less than all the outstanding shares of $5 Cumulative Preferred Stock owned by such stockholder is to be then redeemed, the notice shall specify the number of shares thereof which are to be redeemed. On or before the date fixed for such redemption, the Company shall deposit, in trust, with such bank or trust company, in the Borough of Manhattan, City and State of New York, as may be designated by the Board of Trustees, a sum in cash sufficient to redeem, and for the purpose of redeeming, all shares of $5 Cumulative Preferred Stock designated for redemption on such date; and, on and after the said date (unless default shall be made by the Company in the deposit of cash for the redemption of the said shares, as herein provided), the shares so designated for redemption shall cease to be entitled to further dividends and the respective holders thereof shall have no other right or interest therein or in the Company by reason of the ownership of such shares, except to receive payment therefor at the said redemption price, upon presentation and surrender of their respective certificates representing the same. ln order to facilitate the redemption of shares of $5 Cumulative Preferred Stock, the Board of Trustees shall be authorized to cause the transfer books of the Company to be closed as to any share or shares designated for redemption as herein provided, and to make and enforce any and all such reasonable regulations, not inconsistent herewith, governing the manner of redemption as the Board of Trustees, in its discretion, may deem advisable.

IV.After the issue of the first 1,200,000 shares of $5 Cumulative Preferred Stock, the Company shall not at any time issue any additional shares of the said stock or any shares of any preferred stock of any class ranking equally with the $5 Cumulative Preferred

Exhibit 3.2.1.1

Stock with respect to priority either in the payment of dividends or in the distribution of capital assets (hereinafter referred to as “co-ordinate stock”), unless, after the payment of all interest charges, the consolidated net earnings of the Company and its affiliated companies for the fiscal year ending next prior to the date of issue of such additional shares, or as the case may be, of any shares of co-ordinate stock, shall have been at least equal to three times the annual dividend requirements on the aggregate number of shares of $5 Cumulative Preferred Stock and of any and all shares of co-ordinate stock which shall be outstanding immediately after such issue of additional shares of $5 Cumulative Preferred Stock, or shares of coordinate stock.

The term, "affiliated companies,” as used herein, shall mean any and all corporations, at least ninety per cent of the outstanding shares of stock of which shall be owned by the Company (each of which corporations, the stock of which is so owned, is herein referred to as a “constituent company”), and shall also include any and all corporations at least ninety per cent of the outstanding shares of stock of which shall be owned by one or more constituent companies or by the Company and one or more constituent companies (each of which corporations, the stock of which is so owned, is herein referred to as a "subsidiary company"), and shall also include any and all corporations, at least ninety per cent of the outstanding shares of stock of which shall be owned by one or more subsidiary companies, or by the Company and one or more subsidiary companies, or by one or more constituent companies and one or more subsidiary companies, or by the Company and one or more constituent companies and one or more subsidiary companies.

V.No holder of any $5 Cumulative Preferred Stock, outstanding from time to time, shall, as such holder, have any preemptive right in, or right to purchase or subscribe for, any additional shares of the said stock, or any shares of any other class of stock, which may at any time be issued by the Company, or any bonds, debentures or other securities convertible into shares of stock of any class.

VI.So long as any shares of $5 Cumulative Preferred Stock remain outstanding, no stock of any class shall be created by the Company ranking prior to the $5 Cumulative Preferred Stock with respect to either the payment of dividends or the distribution of

Exhibit 3.2.1.1

capital assets; provided, that, anything herein contained to the contrary notwithstanding, the Company shall at all times have the right to create, in the manner provided by law from time to time, one or more other classes of stock ranking equally with the $5 Cumulative Preferred Stock in either or both such respects.

B.	Cumulative Preferred Stock ($100 Par Value)

The shares of the Cumulative Preferred Stock may be issued from time to time in series. The Board of Trustees is authorized to fix from time to time before issuance the designations, preferences, privileges and voting powers of the shares of each series of the Cumulative Preferred Stock, and the restrictions or qualifications thereof, respectively, except for such provisions as are applicable to all shares of the Cumulative Preferred Stock irrespective of series, and except that until the $5 Cumulative Preferred Stock shall have been redeemed in accordance with its terms, the designations, preferences, privileges and voting powers, and the restrictions and qualifications, granted to or imposed upon any series of the Cumulative Preferred Stock shall have no effect whatever on the $5 Cumulative Preferred Stock, which shall retain its present rights and shall be and remain superior in all respects to the Cumulative Preferred Stock provided, however, that one or more series of Cumulative Preferred Stock may rank equally with the $5 Cumulative Preferred Stock with respect to priority in the payment of dividends and in the distribution of capital assets if such equally ranking Cumulative Preferred Stock may properly be issued in compliance with the terms contained in the statement of designations, preferences, privileges, and voting powers, or restrictions or qualifications of the $5 Cumulative Preferred Stock relating to the Company's right to issue shares of preferred stock ranking equally with the $5 Cumulative Preferred Stock, but in such event any series of Cumulative Preferred Stock theretofore or thereafter issued shall rank equally with such one or more series of Cumulative Preferred Stock and shall also comply or have complied with such terms.
Subject to the limitations hereinafter stated, the shares of the Cumulative Preferred Stock may be issued in any such one or more series as may be fixed from time to time by the Board of Trustees, each of such series to be distinctively designated. All shares of any one series of Cumulative Preferred Stock shall be alike in every

Exhibit 3.2.1.1

particular, and the shares of all series shall rank equally and be identical in all respects, except in respect to the matters set forth in the following paragraphs numbered (1) to (8), inclusive:

(1)	Designation of series;

(2)	The dividend rate;

(3)The date from which dividends shall be cumulative and the dates on which dividends, if declared, shall be payable;

(4)The sum per share payable upon the voluntary dissolution, liquidation or winding up of the Company and the sum payable per share upon the involuntary dissolution, liquidation or winding up of the Company, which sums, in each and every case, shall be a stated amount (not less than $100) with respect to dissolution, liquidation or winding up during any specified period or periods, plus an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared, and payable out of the net assets of the Company, whether capital or surplus;

(5)Whether or not the shares of each series shall be redeemable, and if made redeemable, the redemption price or prices per share, which prices, in each and every case, shall be a stated amount with respect to redemption during any specified period or periods, plus an amount equal to the dividends accrued and unpaid thereon to the date fixed for redemption, whether or not earned or declared;

(6)Whether or not the shares of each series shall be made convertible into or exchangeable for other securities of the Company, and if made convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange, and the adjustments, if any, at which such conversion or exchange may be made;

(7)Whether or not there shall be a sinking fund, or other fund analogous thereto, with respect to the shares of each series and the terms and provisions of such fund, if any; and

(8)Any other relative, participating, optional or other rights, preferences, privileges, restrictions or qualifications of the shares of each series, not inconsistent with the provisions applicable to all shares of the Cumulative Preferred Stock irrespective of series.

Exhibit 3.2.1.1

Provisions Applicable to All Series of Cumulative
Preferred Stock ($100 Par Value)
The following provisions shall apply to all shares of the Cumulative Preferred Stock irrespective of series:
(1)The holders of the Cumulative Preferred Stock of each series shall be entitled to receive, but only when, as and if declared by the Board of Trustees, dividends at the rate fixed for such series and no more. Such dividends shall be payable on such dividend dates as may be fixed for said series and shall be cumulative from such date as may be fixed. All dividends accrued on the Cumulative Preferred Stock shall be fully paid, or declared and set apart for payment, before any dividends on the common stock shall be paid or set apart for payment so that if, for all prior dividend periods and the then current dividend period, dividends on all outstanding shares of Cumulative Preferred Stock at the rates fixed for the respective series shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends shall be paid or set apart for payment on any common stock of the Company. Accruals of dividends shall not bear interest.

(2)Upon any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the Cumulative Preferred Stock of each and every series then outstanding shall be entitled to receive out of the net assets of the Company, whether capital or surplus, the sums per share fixed for the shares of the respective series and payable upon such dissolution, liquidation or winding up, plus, in the case of each share, an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared, before any distribution of the assets of the Company shall be made to the holders of the common stock.

If the assets distributable on such dissolution, liquidation or winding up shall be insufficient to permit the payment to the holders of the Cumulative Preferred Stock of the full amounts to which they respectively are entitled as aforesaid, then said assets shall be distributed ratably among the holders of the respective series of Cumulative Preferred Stock in proportion

Exhibit 3.2.1.1

to the amounts which would be payable on such dissolution, liquidation or winding up if all such amounts were paid in full in preference and priority over the shares of the common stock.
After payment to the holders of the Cumulative Preferred Stock of the full amounts to which they respectively are entitled as aforesaid, the holders of the Cumulative Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.
The sale, conveyance, exchange or transfer of all or substantially all of the property of the Company, or the merger or consolidation into or with any other corporation, shall not be deemed a dissolution, liquidation or winding up for the purposes hereof.
(3)At the option of the Board of Trustees of the Company, the Company may redeem any series of Cumulative Preferred Stock which has been made redeemable, either as a whole or in part, at the redemption price determined for such series; provided, however, that not less than thirty nor more than sixty days previous to the date fixed for redemption a notice of the time and place thereof shall be given to the holders of record of the Cumulative Preferred Stock so to be redeemed, by mail or publication, in such manner as may be prescribed by resolution of the Board of Trustees; and, provided, further, that in every case of redemption of less than all of the outstanding shares of any one series of Cumulative Preferred Stock, such redemption shall be made pro rata, or the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Trustees. At any time after notice of redemption has been given as aforesaid to the holders of stock so to be redeemed, or after giving to the bank or trust company hereinafter referred to irrevocable authorization to give such notice, the Company may deposit the aggregate redemption price with a bank or trust company having its principal office in The City of New York, State of New York, payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective orders of the holders of the shares so to be redeemed, upon endorsement to the Company or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon deposit of said money as

Exhibit 3.2.1.1

aforesaid, or, if no such deposit is made, upon the date fixed for redemption (unless the Company defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be stockholders with respect to said shares, and from and after the making of said deposit, or, if no such deposit is made, from and after the date fixed for redemption (the Company not having defaulted in making payment of the redemption price as set forth in such notice), said shares shall not be deemed to be outstanding and such holders shall have no interest in or claim against the Company with respect to said shares, but shall be entitled only to receive said moneys on the date fixed for redemption as aforesaid from said bank or trust company, or from the Company, as the case may be, without interest thereon, upon endorsement to the Company or otherwise, as may be required, and upon surrender of the certificates for such shares, as aforesaid.

In case the holder of any such Cumulative Preferred Stock which shall have been called for redemption shall not, within six years after said deposit, claim the amount deposited as above stated for the redemption thereof, such bank or trust company shall upon demand pay over to the Company such unclaimed amount and such bank or trust company shall thereupon be relieved from all responsibility to such holders, and such holder shall look only to the Company for the payment thereof. Any interest accrued on any funds so deposited shall belong to the Company.
Nothing herein contained shall limit any legal right of the Company to purchase or otherwise acquire any shares of the Cumulative Preferred Stock.
(4)So long as any shares of the Cumulative Preferred Stock of any series are outstanding, the Company shall not, without the consent given either in writing or by vote at a meeting called for that purpose in the manner prescribed by the by-laws of the Company by the holders of record of at least a majority of the total number of shares of the Cumulative Preferred Stock of all series then outstanding be a party to any consolidation or merger with any corporation, except a consolidation or merger as a result of which none of the rights or preferences of the Cumulative Preferred Stock will be adversely

Exhibit 3.2.1.1

affected and the corporation resulting from such consolidation or merger will have outstanding, after such consolidation or merger, no class of shares or other securities (except shares or other securities in no greater amount and having no greater priorities, preferences or rights than the shares or other securities of the Company outstanding immediately preceding such consolidation or merger) ranking prior to or equally with the Cumulative Preferred Stock.

(5)So long as any shares of the Cumulative Preferred Stock of any series are outstanding, the Company shall not, without the consent given either in writing or by vote at a meeting called for that purpose in the manner prescribed by the by-laws of the Company by the holders of record of at least two-thirds the total number of shares of the Cumulative Preferred Stock of all series then outstanding:

(a)Create or authorize any kind of stock ranking prior to the Cumulative Preferred Stock with respect to the payment of dividends or upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, or create or authorize any obligation or securities convertible into shares of any such kind of stock.

(b)Amend, alter, change or repeal any of the express terms of the Cumulative Preferred Stock so as to affect the holders thereof adversely.

(6)So long as any shares of the Cumulative Preferred Stock of any series are outstanding, the Company shall not classify or reclassify outstanding shares of any series of the Cumulative Preferred Stock so as to affect the holders of any series adversely without the consent given either in writing or by vote at a meeting called for that purpose in the manner prescribed by the by-laws of the Company by the holders of record of at least two-thirds of the total number of shares of each such series then outstanding so affected adversely.

(7)No holder of the Cumulative Preferred Stock of the Company shall have any preemptive right to purchase or subscribe for any part of the unissued stock of the Company or of any stock of the Company to be issued by reason of any increase of the authorized capital stock of the Company, or to

Exhibit 3.2.1.1

purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Company or to purchase or subscribe for any stock of the Company purchased by the Company or by its nominee or nominees, or to have any other preemptive rights as now or hereafter defined by the laws of the State of New York.

(8)Except as and to the extent otherwise provided by this Certificate, the Cumulative Preferred Stock shall not entitle any holder thereof to vote at any meeting of stockholders or election of the Company, or otherwise to participate in any action taken by the Company or the stockholders thereof, and, except as aforesaid, the holders of the Cumulative Preferred Stock are hereby specifically excluded by this Certificate from the right to vote in any proceeding for mortgaging the property and franchises of the Company, for guaranteeing the obligations of another corporation, for sale of the franchises and property for consolidation, for voluntary dissolution, or for change of name; provided, however, that, after such time as the $5 Cumulative Preferred Stock shall no longer be outstanding, the Cumulative Preferred Stock shall entitle any holder thereof to one vote for each share of Cumulative Preferred Stock held at any meeting of the stockholders or election of the Company and, in addition, whenever dividends payable on the Cumulative Preferred Stock shall be in default in an aggregate amount equivalent to four full quarterly dividends on all shares of such Cumulative Preferred Stock then outstanding, the holders of shares of the Cumulative Preferred Stock, voting separately as a class and regardless of series, shall be entitled to elect one less than a majority of the Board of Trustees, as then constituted, and, whenever dividends payable on the Cumulative Preferred Stock shall be in default in an aggregate amount equivalent to eight full quarterly dividends on all shares of such Cumulative Preferred Stock then outstanding, the holders of shares of the Cumulative Preferred Stock voting separately as a class and regardless of series shall be entitled to elect a majority of the Board of Trustees, as then constituted, in each case at the next annual meeting following the accrual of such voting rights, and the holders of the common stock of the Company shall be entitled, voting separately as a class, to elect the remainder of the Board of Trustees of the Company as then constituted. The right of the holders of the Cumulative Preferred Stock, voting separately as a class, to elect members of the Board of Trustees of the Company as aforesaid shall continue until such time as all dividends accumulated on the Cumulative Preferred Stock shall have been paid in full, or declared and set apart for payment (and such dividends shall be paid, or declared and set apart for payment, out of assets available therefor as soon as is reasonably practicable), at which time the right of the holders of shares of the Cumulative Preferred Stock, voting separately as a class, to elect members of the Board of Trustees as aforesaid and the right of the holders of the common stock of the Company, voting separately as a class, to elect the remainder of

Exhibit 3.2.1.1

the Board of Trustees as aforesaid shall terminate, subject to revesting in the event of each and every subsequent default of the character above-named. Upon termination of the right of the holders of shares of the Cumulative Preferred Stock, voting separately as a class, to elect members of the Board of Trustees, the terms of office of all persons who may have been elected trustees of the Company by vote of the holders of the Cumulative Preferred Stock, voting separately as a class, shall forthwith terminate.

At any annual meeting held for the purpose of electing trustees when the holders of the Cumulative Preferred Stock shall be entitled to elect members of the Board of Trustees as aforesaid, the presence in person or by proxy of the holders of a majority of the total number of outstanding shares of common stock of the Company shall be required to constitute a quorum of such class for the election of trustees by such class, and the percent in person or by proxy of the holders of a majority of the total number of outstanding shares of the Cumulative Preferred Stock shall be required to constitute a quorum of such class for the election of trustees by such class; provided, however, that a majority of those holders of the stock of either such classes who are presence in person or by proxy shall have power to adjourn such meeting for the election of trustees by such class from time to time without notice other than announcement at the meeting.
In case of any vacancy in the office of a trustee occurring among the trustees elected by the holders of the Cumulative

Exhibit 3.2.1.1

Preferred Stock as aforesaid, or of a successor to any such trustee, the remaining trustees so elected may elect, by affirmative vote of a majority thereof, or by the affirmative vote of the remaining trustee so elected if there be but one, a successor or successors to hold office for the unexpired term of the trustee or trustees whose place or places shall be vacant, and such successor or successors shall be deemed to have been elected by the holders of the Cumulative Preferred Stock as aforesaid. Likewise, in case of any vacancy in the office of a trustee occurring (at a time when the holders of the Cumulative Preferred Stock shall be entitled to elect members of the Board of Trustees as aforesaid) among the trustees elected by the holders of the common stock of the Company, or of a successor to any such trustee, the remaining trustees so elected may elect, by affirmative vote of a majority thereof, or by the affirmative vote of the remaining trustees so elected if there be but one, a successor or successors to hold office for the unexpired term of the trustee or trustees whose place or places shall be vacant, and such successor or successors shall be deemed to have been elected by the holders of the common stock of the Company.
Except as herein otherwise expressly provided and except when some mandatory provision of law shall be controlling and, as regards the special rights of any series of the Cumulative Preferred Stock, as provided in the resolutions creating such series, whenever shares of two or more series of the Cumulative Preferred Stock are outstanding, no particular series of the Cumulative Preferred Stock shall be entitled to vote as a separate series on any matter and all shares of the Cumulative Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of the Company by classes may now or hereafter be required.
Cumulative Preferred Stock, 5¾ % Series A ($100 par value)
The number, designation, relative rights, preferences and limitations of the shares of Cumulative Preferred Stock, 5 ¾% Series A (insofar as they supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock irrespective of series) as fixed by the Board of Trustees before the issuance of such series, are as follows:
(1)The series shall be designated as Cumulative Preferred Stock, 5¾% Series A, and shall consist of 600,000 shares.

Exhibit 3.2.1.1

(2)The dividend rate on the shares of the Cumulative Preferred Stock, 5¾% Series A, shall be $5.75 per share per annum, such dividends shall be fully cumulative from the date of issuance thereof and shall be payable quarterly on the first days of February, May, August and November in each year commencing on the dividend payment date next following the date of issuance.

(3)The redemption price of the shares of the Cumulative Preferred Stock, 5¾% Series A, shall be $110 per share if redeemed prior to February 1, 1967; $107 per share if redeemed thereafter and prior to February 1, 1972; $105 per share if redeemed thereafter and prior to February 1, 1977; such price declining 50¢ per share on February 1, 1977 and on each February 1 thereafter to $102 per share on and after February 1, 1982; plus, in each case, an amount equal to dividends accrued to the redemption date; provided, however, that the Company will not prior to February 1, 1967 redeem any shares of the Cumulative Preferred Stock, 5¾% Series A, if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of issue of any stock ranking prior to or on a parity with the Cumulative Preferred Stock, 5 ¾% Series A, if such borrowed funds have an interest rate or cost to the Company (calculated in accordance with generally accepted financial practice), or such shares have a dividend rate or cost to the Company (so calculated), less than the dividend rate per annum of the Cumulative Preferred Stock, 5¾% Series A.

(4)The liquidation price of the shares of the Cumulative Preferred Stock, 5¾% Series A, in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up and, in the case of involuntary liquidation, dissolution or winding up, shall be $100 per share plus, in the case of each share (whether on voluntary or involuntary liquidation, dissolution or winding up), an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared.

(5)The Cumulative Preferred Stock, 5¾% Series A, shall rank equally with the $5 Cumulative Preferred Stock of the

Exhibit 3.2.1.1

Company with respect to priority in the payment of dividends and in the distribution of capital assets upon any liquidation, whether voluntary or involuntary, to the amount of $100 per share plus a sum equivalent to all unpaid dividends accumulated thereon, and shall constitute “co-ordinate stock.”

(6)The share of Cumulative Preferred Stock, 5¾% Series A, shall not be convertible into or exchangeable for other securities of the Company.

(7)There shall be no sinking fund with respect to the shares of Cumulative Preferred Stock, 5¾% Series A.

(8)So long as any shares of Cumulative Preferred Stock, 5¾% Series A, are outstanding, no shares of the Company’s $5 Cumulative Preferred Stock heretofore or hereafter acquired by the Company by redemption or otherwise shall be reissued.

Cumulative Preferred Stock, 5¼% Series B ($100 par value)
The number, designation, relative rights, preferences and limitations of the shares of Cumulative Preferred Stock, 5¼% Series B (insofar as they supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock, irrespective of series) as fixed by the Board of Trustees before the issuance of such series, are as follows:
(1)The series shall be designated as Cumulative Preferred Stock, 5¼% Series B, and shall consist of 750,000 shares.

(2)The dividend rate on the shares of the Cumulative Preferred Stock, 5¼% Series B, shall be $5.25 per share per annum, such dividends shall be fully cumulative from the date of issuance thereof and shall be payable quarterly on the first days of February, May, August and November in each year commencing on the dividend payment date next following the date of issuance.

(3)The redemption price of the shares of the Cumulative Preferred Stock, 5¼% Series B, shall be $110 per share if redeemed prior to February 1, 1968; $107 per share if redeemed thereafter and prior to February 1, 1973; $105 per share if redeemed thereafter and prior to February 1, 1978; such price declining 50¢ per share on February 1, 1978 and on each February 1 thereafter to $102 per share on and after February

Exhibit 3.2.1.1

1, 1983; plus, in each case, an amount equal to dividends accrued to the redemption date; provided, however, that the Company will not prior to February 1, 1968 redeem any shares of the Cumulative Preferred Stock, 5¼% Series B, if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of issue of any stock ranking prior to or on a parity with the Cumulative Preferred Stock, 5¼% Series B, if such borrowed funds have an interest rate or cost to the Company (calculated in accordance with generally accepted financial practice), or such shares have a dividend rate or cost to the Company (so calculated), less than the dividend rate per annum of the Cumulative Preferred Stock, 5¼% Series B.
(4)The liquidation price of the shares of the Cumulative Preferred Stock, 5¼% Series B, in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up and, in the case of involuntary liquidation, dissolution or winding up, shall be $100 per share plus, in the case of each share (whether on voluntary or involuntary liquidation, dissolution or winding up), an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared.

(5)The Cumulative Preferred Stock, 5¼% Series B, shall rank equally with the $5 Cumulative Preferred Stock of the Company with respect to priority in the payment of dividends and in the distribution of capital assets upon any liquidation, whether voluntary or involuntary, to the amount of $100 per share plus a sum equivalent to all unpaid dividends accumulated thereon, and shall constitute “co-ordinate stock.”

(6)The shares of Cumulative Preferred Stock, 5¼% Series B, shall not be convertible into or exchangeable for other securities of the Company.

(7)There shall be no sinking fund with respect to the shares of Cumulative Preferred Stock, 5¼% Series B.

(8)So long as any shares of Cumulative Preferred Stock, 5¼% Series B, are outstanding, no shares of the Company's $5 Cumulative Preferred Stock heretofore or hereafter acquired by the Company by redemption or otherwise shall be reissued.

Exhibit 3.2.1.1

Cumulative Preferred Stock, 4.65% Series C ($100 par value)
The number, designation, relative rights, preferences and limitations of the shares of Cumulative Preferred Stock, 4.65% Series C (insofar as they supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock, irrespective of series) as fixed by the Board of Trustees before the issuance of such series, are as follows:
(1)The series shall be designated as Cumulative Preferred Stock, 4.65% Series C, and shall consist of 600,000 shares.

(2)The dividend rate on the shares of the Cumulative Preferred Stock, 4.65% Series C, shall be $4.65 per share per annum; such dividends shall be fully cumulative from June 18, 1964 and shall be payable quarterly on the first days of February, May, August and November in each year commencing November 1, 1964.

(3)The shares of the Cumulative Preferred Stock, 4.65% Series C, shall be redeemable at $105.00 per share if redeemed prior to August 1, 1969; $103.50 per share if redeemed thereafter and prior to August 1, 1974; $102.25 per share if redeemed thereafter and prior to August l, 1979 and $101.00 per share if redeemed thereafter; plus, in each case, an amount equal to dividends accrued to the redemption date; provided, however, that the Company will not prior to August 1, 1969 redeem any shares of the Cumulative Preferred Stock, 4.65% Series C, if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of issue of any stock ranking prior to or on a parity with the Cumulative Preferred Stock, 4.65% Series C, if such borrowed funds have an interest rate or cost to the Company (calculated in accordance with generally accepted financial practice), or such shares have a dividend rate or cost to the Company (so calculated), less than the dividend rate per annum of the Cumulative Preferred Stock, 4.65% Series C.

(4)The liquidation price of the shares of the Cumulative Preferred Stock, 4.65% Series C, in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such

Exhibit 3.2.1.1

voluntary liquidation, dissolution or winding up and, in the case of involuntary liquidation, dissolution or winding up, shall be $100 per share plus, in the case of each share (whether on voluntary or involuntary liquidation, dissolution or winding up), an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared.

(5)The Cumulative Preferred Stock, 4.65% Series C, shall rank equally with the $5 Cumulative Preferred Stock of the Company with respect to priority in the payment of dividends and in the distribution of capital assets upon any liquidation, whether voluntary or involuntary, to the amount of $100 per share plus a sum equivalent to all unpaid dividends accumulated thereon, and shall constitute ''co-ordinate stock.”

(6)The shares of Cumulative Preferred Stock, 4.65% Series C, shall not be convertible into or exchangeable for other securities of the Company.

(7)There shall be no sinking fund with respect to the shares of Cumulative Preferred Stock, 4.65% Series C.

(8)So long as any shares of Cumulative Preferred Stock, 4.65% Series C, are outstanding, no shares of the Company’s $5 Cumulative Preferred Stock heretofore or hereafter acquired by the Company by redemption or otherwise shall be reissued.

Cumulative Preferred Stock, 4.65% Series D ($100 par value)
The number, designation, relative rights, preferences and limitations of the shares of Cumulative Preferred Stock, 4.65% Series D (insofar as they supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock, irrespective of series) as fixed by the Board of Trustees before the issuance of such series, are as follows:
(1)The series shall be designated as Cumulative Preferred Stock, 4.65% Series D, and shall consist of 750,000 shares.

(2)The dividend rate on the shares of the Cumulative Preferred Stock, 4.65% Series D shall be $4.65 per share per annum; such dividends shall be fully cumulative from June 17, 1965 and shall be payable quarterly on the first days of February, May, August and November in each year commencing November 1, 1965.

Exhibit 3.2.1.1

(3)The shares of the Cumulative Preferred Stock, 4.65% Series D, shall be redeemable at $105.00 per share if redeemed prior to August 1, 1970; $103.50 per share if redeemed thereafter and prior to August 1, 1975; $102.25 per share if redeemed thereafter and prior to August 1, 1980 and $101.00 per share if redeemed thereafter; plus, in each case, an amount equal to dividends accrued to the redemption date; provided, however, that the Company will not prior to August 1, 1970 redeem any shares of the Cumulative Preferred Stock, 4.65% Series D, if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of issue of any stock ranking prior to or on a parity with the Cumulative Preferred Stock, 4.65% Series D, if such borrowed funds have an interest rate or cost to the Company (calculated in accordance with generally accepted financial practice), or such shares have a dividend rate or cost to the Company (so calculated), less than the dividend rate per annum of the Cumulative Preferred Stock, 4.65% Series D.

(4)The liquidation price of the shares of the Cumulative Preferred Stock, 4.65% Series D, in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up and, in the case of involuntary liquidation, dissolution or winding up, shall be $100 per share plus, in the case of each share (whether on voluntary or involuntary liquidation, dissolution or winding up), an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared.

(5)The Cumulative Preferred Stock, 4.65% Series D, shall rank equally with the $5 Cumulative Preferred Stock of the Company with respect to priority in the payment of dividends and in the distribution of capital assets upon any liquidation, whether voluntary or involuntary, to the amount of $100 per share plus a sum equivalent to all unpaid dividends accumulated thereon, and shall constitute “co-ordinate stock.”

(6)The shares of Cumulative Preferred Stock, 4.65% Series D, shall not be convertible into or exchangeable for other securities of the Company.

Exhibit 3.2.1.1

(7)There shall be no sinking fund with respect to the shares of Cumulative Preferred Stock, 4.65% Series D.

(8)So long as any shares of Cumulative Preferred Stock, 4.65% Series D, are outstanding, no shares of the Company's $5 Cumulative Preferred Stock heretofore or hereafter acquired by the Company by redemption or otherwise shall be reissued.

Cumulative Preferred Stock, 5¾% Series E ($100 par value)
The number, designation, relative right, preferences and limitations of the shares of Cumulative Preferred Stock, 5¾% Series E (insofar as they supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock, irrespective of series), as fixed by the Board of Trustees before the issuance of such series, are as follows:
(1)The series shall be designated as Cumulative Preferred Stock, 5¾% Series E ($100 par value), and shall consist of 500,000 shares.

(2)The dividend rate on the shares of the Cumulative Preferred Stock, 5¾% Series E ($100 par value), shall be $5.75 per share per annum; such dividends shall be fully cumulative from the dates of issue and shall be payable quarterly on the first days of February, May, August and November in each year.

(3)The shares of the Cumulative Preferred Stock, 5¾% Series E ($100 par value), shall be redeemable at $108 per share if redeemed prior to August 1, 1976; $103 per share if redeemed thereafter and prior to August 1, 1981 and $101 per share if redeemed thereafter; plus, in each case, an amount equal to dividends accrued to the redemption date; provided, however, that the Company will not prior to August l, 1973 redeem any shares of the Cumulative Preferred Stock, 5¾% Series E ($100 par value), if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of issue of any stock ranking prior to or on a parity with the Cumulative Preferred Stock, 5¾% Series E ($100 par value), if such borrowed funds have an interest rate or cost to the Company (calculated in accordance with generally accepted financial practice), or such shares have a dividend rate or cost to the Company (so

Exhibit 3.2.1.1

calculated), less than the dividend rate per annum of the Cumulative Preferred Stock, 5¾% Series E ($100 par value).

(4)The liquidation price of the shares of the Cumulative Preferred Stock, 5¾% Series E ($100 par value), in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up and, in the case of involuntary liquidation, dissolution or winding up, shall be $100 per share plus, in the case of each share (whether on voluntary or involuntary liquidation, dissolution or winding up), an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared.

(5)The Cumulative Preferred Stock, 5¾% Series E ($100 par value), shall rank equally with the $5 Cumulative Preferred Stock of the Company with respect to priority in the payment of dividends and in the distribution of capital assets upon any liquidation, whether voluntary or involuntary, to the amount of $100 per share plus a sum equivalent to all unpaid dividends accumulated thereon, and shall constitute “co-ordinate stock.”

(6)The shares of Cumulative Preferred Stock, 5¾% Series E ($100 par value), shall not be convertible into or exchangeable for other securities of the Company.

(7)There shall be no sinking fund with respect to the shares of Cumulative Preferred Stock, 5¾% Series E ($100 par value).

(8)So long as any shares of Cumulative Preferred Stock, 5¾% Series E ($100 par value), are outstanding, no shares of the Company’s $5 Cumulative Preferred Stock heretofore or hereafter acquired by the Company by redemption or otherwise shall be reissued.

Cumulative Preferred Stock, 6.20% Series F ($100 par value)
The number, designation, relative rights, preferences and limitations of the shares of Cumulative Preferred Stock, 6.20% Series F (insofar as they supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock, irrespective of series), as fixed by the Board of Trustees before the issuance of such series, are as follows:
(1)The series shall be designated as Cumulative Preferred Stock, 6.20% Series F ($100 par value), and shall consist of 400,000 shares.

Exhibit 3.2.1.1

(2)The dividend rate on the shares of the Cumulative Preferred Stock, 6.20% Series F ($100 par value), shall be $6.20 per share per annum; such dividends shall be fully cumulative from the dates of issue and shall be payable quarterly on the first days of February, May, August and November in each year.

(3)The shares of the Cumulative Preferred Stock, 6.20% Series F ($100 par value), shall be redeemable at $110 per share if redeemed prior to August 1, 1977; $107 per share if redeemed thereafter and prior to August 1, 1982; $105 per share if redeemed thereafter and prior to August 1, 1987; and at prices declining 50¢ per share on August 1, 1987 and on each subsequent August 1 to $102.50 per share on and after August 1, 1991; plus, in each case, an amount equal to dividends accrued to the redemption date; provided, however, that the Company will not prior to August 1, 1977 redeem any shares of the Cumulative Preferred Stock, 6.20% Series F ($100 par value), if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of issue of any stock ranking prior to or on a parity with the Cumulative Preferred Stock, 6.20% Series F ($100 par value), if such borrowed funds have an interest rate or cost to the Company (calculated in accordance with generally accepted financial practice), or such shares have a dividend rate or cost to the Company (so calculated), less than the dividend rate per annum of the Cumulative Preferred Stock, 6.20% Series F ($100 par value).

(4)The liquidation price of the shares of the Cumulative Preferred Stock, 6.20% Series F ($100 par value), in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up and, in the case of involuntary liquidation, dissolution or winding up, shall be $100 per share plus, in the case of each share (whether on voluntary or involuntary liquidation, dissolution or winding up), an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared.

(5)The Cumulative Preferred Stock, 6.20% Series F ($100 par value), shall rank equally with the $5 Cumulative Preferred

Exhibit 3.2.1.1

Stock of the Company with respect to priority in the payment of dividends and in the distribution of capital assets upon any liquidation, whether voluntary or involuntary, to the amount of $100 per share plus a sum equivalent to all unpaid dividends accumulated thereon, and shall constitute “co-ordinate stock.”

(6)The shares of Cumulative Preferred Stock, 6.20% Series F ($100 par value), shall not be convertible into or exchangeable for other securities of the Company.

(7)There shall be no sinking fund with respect to the shares of Cumulative Preferred Stock, 6.20% Series F ($100 par value).

(8)So long as any shares of Cumulative Preferred Stock, 6.20% Series F ($100 par value), are outstanding, no shares of the Company's $5 Cumulative Preferred Stock heretofore or hereafter acquired by the Company by redemption or otherwise shall be reissued.

Cumulative Preferred Stock, 8.30% Series G ($100 par value)
The number, designation, relative rights, preferences and limitations of the shares of Cumulative Preferred Stock, 8.30% Series G (insofar as they supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock, irrespective of series), as fixed by the Board of Trustees before the issuance of such series, are as follows:
(1)The series shall be designated as Cumulative Preferred Stock, 8.30% Series G ($100 par value), and shall consist of 500,000 shares.

(2)The dividend rate on the shares of the Cumulative Preferred Stock, 8.30% Series G ($100 par value), shall be $8.30 per share per annum; and such dividends shall be fully cumulative from the dates of issue and shall be payable quarterly on the first days of February, May, August and November in each year.

(3)The shares of the Cumulative Preferred Stock, 8.30% Series G ($100 par value), shall be redeemable at $110 per share if redeemed prior to November l, 1980; $107 per share if redeemed thereafter and prior to November 1, 1983; $104 per share if redeemed thereafter and prior to November 1, 1986; and $101 per share if redeemed thereafter, plus, in each case, an

Exhibit 3.2.1.1

amount equal to dividends accrued to the redemption date; provided, however, that the Company will not prior to November 1, 1977 redeem any shares of the Cumulative Preferred Stock, 8.30% Series G ($100 par value), if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of issue of any shares of stock ranking prior to or on a parity with the Cumulative Preferred Stock, 8.30% Series G ($100 par value), if such borrowed funds or such shares have a cost to the Company (calculated in accordance with generally accepted financial practice) of less than 8.30% per annum.

(4)The liquidation price of the shares of the Cumulative Preferred Stock, 8.30% Series G ($100 par value), in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up and, in the case of involuntary liquidation, dissolution or winding up, shall be $100 per share, plus, in the case of each share (whether on voluntary or involuntary liquidation, dissolution or winding up), an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared.

(5)The Cumulative Preferred Stock, 8.30% Series G ($100 par value), shall rank equally with the $5 Cumulative Preferred Stock of the Company with respect to priority in the payment of dividends and in the distribution of capital assets upon any liquidation, whether voluntary or involuntary, to the amount of $100 per share plus a sum equivalent to all unpaid dividends accumulated thereon, and shall constitute “co-ordinate stock”.

(6)The shares of Cumulative Preferred Stock, 8.30% Series G ($100 par value), shall not be convertible into or exchangeable for other securities of the Company.

(7)There shall be no sinking fund with respect to the shares of Cumulative Preferred Stock, 8.30% Series G ($100 par value).

(8)So long as any shares of Cumulative Preferred Stock, 8.30% Series G ($100 par value), are outstanding, no shares of the Company's $5 Cumulative Preferred Stock heretofore or hereafter acquired by the Company by redemption or otherwise shall be reissued.

Exhibit 3.2.1.1

Cumulative Preferred Stock, 8⅛% Series H ($100 par value)
The number, designation, relative rights, preferences and limitations of the shares of Cumulative Preferred Stock, 8⅛% Series H (insofar as they supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock, irrespective of series), as fixed by the Board of Trustees before the issuance of such series, are as follows:
(1)The series shall be designated as Cumulative Preferred Stock, 8⅛% Series H ($100 par value), and shall consist of 750,000 shares. The shares of said series are hereinafter sometimes called the “Series H Shares.”

(2)The dividend rate on the Series H Shares shall be $8.125 per share per annum. Dividends on the Series H Shares shall be fully cumulative from the date on which the Series H Shares are originally issued and shall be payable on February 1, 1973, for the period commencing on such date of original issuance and ending on said February 1, and thereafter quarterly on the first days of February, May, August and November in each year.

(3)Subject to the restrictions in paragraph (7) below, the Series H Shares shall be redeemable at the option of the Company, at any time as a whole or from time to time in part, at $108.13 per share if redeemed prior to November 1, 1973 and at the following redemption prices per share if redeemed during the 12-month period ending October 31,

Year	Redemption Price	Year	Redemption Price
1974	...............$107.88	1986	.................104.93
1975	.................107.64	1987	.................104.68
1976	.................107.39	1988	.................104.44
1977	.................107.15	1989	.................104.19
1978	.................106.90	1990	.................103.94
1979	.................106.65	1991	.................103.70
1980	.................106.41	1992	.................103.45
1981	.................106.16	1993	.................103.21
1982	.................105.91	1994	.................102.96
1983	.................105.67	1995	.................102.71
1984	.................105.42	1996	.................102.47
1985	.................105.18	1997	.................102.22

Exhibit 3.2.1.1

Year	Redemption Price	Year	Redemption Price
1998	.................101.97	2002	.................100.99
1999	.................101.73	2003	.................100.74
2000	.................101.48	2004	.................100.50
2001	.................101.24	2005	.................100.25

and at $100 per share if redeemed at any time after October 31, 2005, plus, in each case, an amount equal to dividends accrued to the redemption date.

(4)As a sinking fund for the retirement of the Series H Shares, subject to the provisions of paragraph (5) below, on November 1, 1978, and on each November 1 thereafter (so long as any of the Series H Shares are outstanding) to and including November 1, 2009, the Company shall redeem 22,500 of the Series H Shares (or the number of the Series H Shares then outstanding if less than 22,500), and on November 1, 2010 (if any of the Series H Shares remain outstanding) the Company shall redeem all the Series H Shares then outstanding, at a price of $100 per share, plus, in each case, an amount equal to dividends accrued to the redemption date. No redemption of Series H Shares pursuant to paragraph (3) above or paragraph (6) below, nor any purchase or other acquisition of any Series H Shares by the Company, shall constitute a retirement of such shares in lieu of or as a credit against any sinking fund retirement required by this paragraph (4).

(5)Series H Shares shall be called for redemption for the sinking fund as required by paragraph (4) above in the manner prescribed for redemption of shares of Cumulative Preferred Stock at the option of the Board of Trustees of the Company, but only when, as and if directed by resolution of the Board of Trustees and subject to any applicable restrictions of law. In no event, however, shall any Series H Shares be called for redemption for the sinking fund unless and until full cumulative dividends on all outstanding shares of $5 Cumulative Preferred Stock and on all outstanding shares of all series of Cumulative Preferred Stock ($100 par value), other than shares previously or then to be called for redemption, shall have been paid or declared and set apart for payment for all past quarterly dividend periods and for all current quarterly dividend periods

Exhibit 3.2.1.1

ending on or before the redemption date. Nevertheless, the obligations of the Company to redeem Series H Shares annually commencing on November 1, 1978, pursuant to said paragraph (4), shall be cumulative and, so long as any Series H Shares shall be outstanding, the Company shall not declare any dividend on the Common Stock or any other stock ranking as to dividends or assets junior to the Cumulative Preferred Stock, or make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of any shares of Common Stock or other such junior stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or in obligations or stock of the Company (other than stock ranking as to dividends and assets junior to the Cumulative Preferred Stock), unless at the date of declaration in the case of any such dividend, or at the date of any such other payment, setting apart or distribution, no sinking fund retirement required by said paragraph (4) shall be in arrears.

(6)Subject to the restrictions in paragraph (7) below, the Company may, at its option, on November 1, 1978, and on each November 1 thereafter to and including November 1, 2009, redeem 22,500 of the Series H Shares, or any lesser number of said shares constituting a multiple of 2,500, in addition to shares then to be redeemed for the sinking fund pursuant to paragraph (4) above, at a price of $100 per share, plus, in each case, an amount equal to dividends accrued to the redemption date, which privilege shall be noncumulative. The aggregate number of Series H Shares which may be redeemed in all redemptions pursuant to this paragraph (6) shall not, however, exceed 250,000 shares.

(7)Prior to November 1, 1982 no Series H Shares shall be redeemed pursuant to paragraph (3) or (6) above, if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of (a) borrowed funds or the proceeds of issue of any shares of stock ranking as to dividends prior to or on a parity with the Series H Shares, which borrowed funds or share proceeds have a cost to the Company or any affiliate of the Company (calculated in accordance with generally accepted financial practice) of less

Exhibit 3.2.1.1

than 8⅛% per annum, or (b) the proceeds of issue of any shares of stock ranking as to dividends junior to the Series H Shares.
(8)In every case of redemption of less than all of the outstanding Series H Shares, pursuant to paragraph (3), (4) or (6) above, such redemption as nearly as practicable shall be made pro rata according to the numbers of shares held by the respective holders, and otherwise in such manner as may be prescribed by resolution of the Board of Trustees, provided that only whole shares shall be selected for redemption.

(9)The liquidation price of the Series H Shares, in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share specified in paragraph (3) above applicable on the date of such voluntary liquidation, dissolution or winding up and, in the case of involuntary liquidation, dissolution or winding up, shall be $100 per share, plus, in the case of each share (whether on voluntary or involuntary liquidation, dissolution or winding up), an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared.

(10)The Series H Shares shall rank equally with the $5 Cumulative Preferred Stock of the Company with respect to priority in the payment of dividends and in the distribution of capital assets upon any liquidation, whether voluntary or involuntary, to the amount of $100 per share plus a sum equivalent to all unpaid dividends accumulated thereon, and shall constitute “co-ordinate stock.”

(11)The Series H Shares shall not be convertible into or exchangeable for other securities of the Company.

(12)So long as any of the Series H Shares are outstanding, no shares of the Company's $5 Cumulative Preferred Stock heretofore or hereafter acquired by the Company by redemption or otherwise shall be reissued.

(13)All Series H Shares purchased, redeemed or otherwise reacquired by the Company shall be cancelled. Such shares shall be restored to the status of authorized but unissued shares of the Company's Cumulative Preferred Stock ($100 par value), but shall not be reissued as Series H Shares.

Exhibit 3.2.1.1

C.	Cumulative Preference Stock ($100 Par Value)
The shares of the Cumulative Preference Stock may be issued from time to time in series. The Board of Trustees is authorized to fix from time to time before issuance the designations, preferences, privileges and voting powers of the shares of each series of the Cumulative Preference Stock, and the restrictions or qualifications thereof, respectively, except for such provisions as are applicable to all shares of the Cumulative Preference Stock irrespective of series, and except that until the $5 Cumulative Preferred Stock and the Cumulative Preferred Stock shall have been redeemed in accordance with their terms, the designations, preferences, privileges and voting powers, and the restrictions and qualifications, granted to or imposed upon any series of the Cumulative Preference Stock shall have no effect whatever on the $5 Cumulative Preferred Stock and· the Cumulative Preferred Stock, which shall retain their present rights and shall be and remain superior in all respects to the Cumulative Preference Stock.
Subject to the limitations hereinafter stated, the shares of the Cumulative Preference Stock may be issued in any such one or more series as may be fixed from time to time by the Board of Trustees, each of such series to be distinctively designated. All shares of any one series of Cumulative Preference Stock shall be alike in every particular, and the shares of all series shall rank equally and be identical in all respects, except in respect to the matters set forth in the following paragraphs numbered (1) to (8), inclusive:
(1)Designation of series;

(2)The dividend rate;

(3)The date from which dividends shall be cumulative and the dates on which dividends, if declared, shall be payable;

(4)The sum per share payable upon the voluntary dissolution, liquidation or winding up of the Company and the sum payable per share upon the involuntary dissolution, liquidation or winding up of the Company, which sums, in each and every case, shall be a stated amount (not less than $100) with respect to dissolution, liquidation or winding up during any specified period or periods, plus an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared, and payable out of the net assets of the Company, whether capital or surplus;

Exhibit 3.2.1.1

(5)Whether or not the shares of each series shall be redeemable, and if made redeemable, the redemption price or prices per share, which prices, in each and every case, shall be a stated amount with respect to redemption during any specified period or periods, plus an amount equal to the dividends accrued and unpaid thereon to the date fixed for redemption, whether or not earned or declared;

(6)Whether or not the shares of each series shall be made convertible into or exchangeable for other securities of the Company, and if made convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange, and the adjustments, if any, at which such conversion or exchange may be made;

(7)Whether or not there shall be a sinking fund, or other fund analogous thereto, with respect to the shares of each series and the terms and provisions of such fund, if any; and

(8)Any other relative, participating, optional or other rights, preferences, privileges, restrictions or qualifications of the shares of each series, not inconsistent with the provisions applicable to all shares of the Cumulative Preference Stock irrespective of series.

Provisions Applicable to All Series of Cumulative
Preference Stock ($100 Par Value)

The following provisions shall apply to all shares of the Cumulative Preference Stock irrespective of series:
(1)The holders of the Cumulative Preference Stock of each series shall be entitled to receive, but only when, as and if declared by the Board of Trustees, dividends at the rate fixed for such series and no more. Such dividends shall be payable on such dividend dates, as may be fixed for said series and shall be cumulative from such date as may be fixed. All dividends accrued on the Cumulative Preference Stock shall be fully paid, or declared and set apart for payment, before any dividends on the Common Stock shall be paid or set apart for payment so that if, for all prior dividend periods and the then current dividend period, dividends on all outstanding shares of Cumulative Preference Stock at the rates fixed for the respective series shall not have been paid, or declared and set apart for

Exhibit 3.2.1.1

payment, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends shall be paid or set apart for payment on the Common Stock of the Company. Accruals of dividends shall not bear interest.

(2)Upon any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the Cumulative Preference Stock of each and every series then outstanding shall be entitled to receive out of the net assets of the Company, whether capital or surplus, the sums per share fixed for the shares of the respective series and payable upon such dissolution, liquidation or winding up, plus, in the case of each share, an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared, before any distribution of the assets of the Company shall be made to the holders of the Common Stock.

If the assets distributable on such dissolution, liquidation or winding up shall be insufficient to permit the payment to the holders of the Cumulative Preference Stock of the full amounts to which they respectively are entitled as aforesaid, then said assets shall be distributed ratably among the holders of the respective series of Cumulative Preference Stock in proportion to the amounts which would be payable on such dissolution, liquidation or winding up if all such amounts were paid in full in preference and priority over the shares of the Common Stock.
After payment to the holders of the Cumulative Preference Stock of the full amounts to which they respectively are entitled as aforesaid, the holders of the Cumulative Preference Stock, as such, shall have no right or claim to any of the remaining assets of the Company.
The sale, conveyance, exchange or transfer of all or substantially all of the property of the Company, or the merger or consolidation into or with any other corporation, shall not be deemed a dissolution, liquidation or winding up for the purposes hereof.
(3)At the option of the Board of Trustees of the Company, the Company may redeem any series of Cumulative Preference Stock which has been made redeemable, either as a whole or in part, at the redemption price determined for such series; provided, however, that not less than thirty nor more than sixty days previous to the date fixed for redemption a notice of the

Exhibit 3.2.1.1

time and place thereof shall be given to the holders of record of the Cumulative Preference Stock so to be redeemed, by mail or publication, in such manner as may be prescribed by resolution of the Board of Trustees; and, provided, further, that in every case of redemption of less than all of the outstanding shares of any one series of Cumulative Preference Stock, such redemption shall be made pro rata, or the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Trustees. At any time after notice of redemption has been given as aforesaid to the holders of stock so to be redeemed, or after giving to the bank or trust company hereinafter referred to irrevocable authorization to give such notice, the Company may deposit the aggregate redemption price with a bank or trust company having its principal office in The City of New York, State of New York, payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective orders of the holders of the shares so to be redeemed, upon endorsement to the Company or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon deposit of said money as aforesaid, or, if no such deposit is made, upon the date fixed for redemption (unless the Company defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be stockholders with respect to said shares, and from and after the making of said deposit, or, if no such deposit is made, from and after the date fixed for redemption (the Company not having defaulted in making payment of the redemption price as set forth in such notice), said shares shall not be deemed to be outstanding and such holders shall have no interest in or claim against the Company with respect to said shares, but shall be entitled only to receive said moneys on the date fixed for redemption as aforesaid from said bank or trust company, or from the Company, as the case may be, without interest thereon, upon endorsement to the Company or otherwise, as may be required, and upon surrender of the certificates for such shares, as aforesaid.
In case the holder of any such Cumulative Preference Stock which shall have been called for redemption shall not, within six years after said deposit, claim the amount deposited as above

Exhibit 3.2.1.1

stated for the redemption thereof, such bank or trust company shall upon demand pay over to the Company such unclaimed amount and such bank or trust company shall thereupon be relieved from all responsibility to such holders, and such holder shall look only to the Company for the payment thereof.
Nothing herein contained shall limit any legal right of the Company to purchase or otherwise acquire any shares of the Cumulative Preference Stock.
(4)So long as any shares of the Cumulative Preference Stock of any series are outstanding, the Company shall not, without the consent given either in writing or by vote at a meeting called for that purpose in the manner prescribed by the by-laws of the Company by the holders of record of at least two-thirds the total number of shares of the Cumulative Preference Stock of all series then outstanding:

(a)Create or authorize any kind of stock ranking prior to the Cumulative Preference Stock with respect to the payment of dividends or upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, or create or authorize any obligation or securities convertible into shares of any such kind of stock.

(b)Amend, alter, change or repeal any of the express terms of the Cumulative Preference Stock so as to affect the holders thereof adversely.

(5)No holder of the Cumulative Preference Stock of the Company shall have any preemptive right to purchase or subscribe for any part of the unissued stock of the Company or of any stock of the Company to be issued by reason of any increase of the authorized capital stock of the Company, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Company or to purchase or subscribe for any stock of the Company purchased by the Company or by its nominee or nominees, or to have any other preemptive rights as now or hereafter defined by the laws of the State of New York.

Exhibit 3.2.1.1

(6)Except as and to the extent otherwise provided by this Certificate and the laws of the State of New York, the Cumulative Preference Stock shall not entitle any holder thereof to vote at any meeting of stockholders or election of the Company, or otherwise to participate in any action taken by the Company or the stockholders thereof.

(7)Except as herein otherwise expressly provided and except when some mandatory provision of law shall be controlling and, as regards the special rights of any series of the Cumulative Preference Stock, as provided in the resolutions creating such series, whenever shares of two or more series of the Cumulative Preference Stock are outstanding, no particular series of the Cumulative Preference Stock shall be entitled to vote as a separate series on any matter and all shares of the Cumulative Preference Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of the Company by classes may now or hereafter be required.

Cumulative Preference Stock, 6% Convertible Series B ($100 par value)
The number, designation, relative rights, preferences and limitations of the shares of Cumulative Preference Stock, 6% Convertible Series B (insofar as they supplement the provisions which are applicable to all shares of the Cumulative Preference Stock, irrespective of series), as fixed by the Board of Trustees before the issuance of such series, are as follows:
A.The series shall be designated as Cumulative Preference Stock, 6% Convertible Series B ($100 par value), and shall consist of 931,432 shares;

B.The dividend rate on the shares of the Cumulative Preference Stock, 6% Convertible Series B ($100 par value), shall be $6.00 per share per annum; such dividends shall be fully cumulative from March 18, 1968 and shall be payable quarterly on the first days of February, May, August and November in each year commencing August 1, 1968;

C.The Cumulative Preference Stock, 6% Convertible Series B ($100 par value), shall be redeemable on or before April 30, 1969 at a redemption price of $105 a share; at $104 a share if redeemed thereafter and on or before April 30, 1970; at $103 a share if redeemed thereafter and on or before April 30, 1971; at

Exhibit 3.2.1.1

$102 a share if redeemed thereafter and on or before April 30, 1972; at $101 a share if redeemed thereafter and on or before April 30, 1973; and at $100 per share thereafter; together, in each case, with an amount equal to all dividends accrued and unpaid thereon, whether or not earned or declared, to the date fixed for redemption;

D.The liquidation price of the shares of the Cumulative Preference Stock, 6% Convertible Series B ($100 par value), in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up and, in the case of involuntary liquidation, dissolution or winding up, shall be $100 per share plus, in the case of each share (whether on voluntary or involuntary liquidation, dissolution or winding up), an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared;

E.There shall be no sinking fund with respect to the shares of Cumulative Preference Stock, 6% Convertible Series B ($100 par value); and

F.The holders of shares of Cumulative Preference Stock, 6% Convertible Series B ($100 par value), shall have the right, at their option, to convert such shares, unless previously redeemed, into shares of Common Stock of the Company at any time, on and subject to the following terms and conditions:
(1)The shares of this Series shall be convertible at the office of the Conversion Agent, and at such other office or offices, if any, as the Board of Trustees may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of this Series being taken at $100.00 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially $35.09 per share of Common Stock. The conversion price shall be reduced in certain instances as provided in paragraphs (3), (9) and (10) below and shall be increased in certain instances

Exhibit 3.2.1.1

as provided in paragraph (10) below. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of this Series surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion.

(2)In order to convert shares of this Series into Common Stock the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Company or in blank, and give written notice to the Company at said office that he elects to convert such shares. Shares of this Series shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, to the person or persons entitled to receive the same. In case shares of this Series are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption, unless default shall be made in payment of the redemption price.

(3)In case the conversion price in effect immediately prior to the close of business on any day shall exceed by 50 cents or more the amount determined at the close of business on such day by dividing:

(i)a sum equal to (a) 37,257,292 multiplied by $35.09 (being the initial conversion price) plus (b) the aggregate of the amounts of all consideration received by the Company upon the issuance of Additional Shares of Common Stock (as hereinafter defined), minus (c) the aggregate of the amounts of all dividends and other distributions which have been paid or made after February 29, 1968 on Common Stock of the Company,

Exhibit 3.2.1.1

other than in cash out of its earned surplus or in Common Stock of the Company, by

(ii)the sum of (a) 37,257,292 and (b) the number of Additional Shares of Common Stock which shall have been issued, the conversion price shall be reduced, effective immediately prior to the opening of business on the next succeeding day, by an amount equal to the amount by which such conversion price shall exceed the amount so determined. The foregoing amount of 50 cents (or such amount as theretofore adjusted) shall be subject to adjustment as provided in paragraphs (9) and (10) below, and such amount (or such amount as theretofore adjusted) is referred to in such paragraphs as the “Differential Amount.”

(4)The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued by the Company after February 29, 1968 (including shares deemed to be “Additional Shares of Common Stock” pursuant to paragraph (10) below), whether or not subsequently reacquired or retired by the Company, other than:

(i)shares issued upon conversion of shares of this Series; and

(ii)shares issued by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (i) or this clause (ii) or on shares of Common Stock resulting from any subdivision or combination of shares of Common Stock so excluded.

The sale or other disposition of any shares of Common Stock or other securities held in the treasury of the Company shall not be deemed an issuance thereof.
(5)In case of the issuance of Additional Shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if such Additional Shares of Common Stock are offered by the Company for subscription,

Exhibit 3.2.1.1

the subscription price, or, if such Additional Shares of Common Stock are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.
(6)In case of the issuance (otherwise than as a dividend or other distribution on any stock of the Company or upon conversion or exchange of other securities of the Company) of Additional Shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined by the Board of Trustees, irrespective of the accounting treatment thereof. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such Common Stock.

(7)Additional Shares of Common Stock issuable by way of dividend or other distribution on any class of capital stock of the Company shall be deemed to have been issued without consideration, and shall be deemed to have been issued immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, except that if the total number of shares constituting such dividend or other distribution exceeds five per cent of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution such Additional Shares of Common Stock shall be deemed to have been issued immediately after the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

Exhibit 3.2.1.1

A dividend or other distribution in cash or in property (including any dividend or other distribution in securities other than Common Stock) shall be deemed to have been paid or made immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and the amount of such dividend or other distribution in property shall be deemed to be the value of such property as of the date of the adoption of the resolution declaring such dividend or other distribution, as determined by the Board of Trustees at or as of that date. In the case of any such dividend or other distribution on Common Stock which consists of securities which are convertible into or exchangeable for shares of Common Stock, such securities shall be deemed to have been issued for a consideration equal to the value thereof as so determined.
If, upon the payment of any dividend or other distribution in cash or in property (excluding Common Stock but including all other securities), outstanding shares of Common Stock are cancelled or required to be surrendered for cancellation, on a pro rata basis, the excess of the number of shares of Common Stock outstanding immediately prior thereto over the number to be outstanding immediately thereafter (less that portion of such excess attributable to the cancellation of shares excluded from the definition of Additional Shares of Common Stock by clauses (i) or (ii) of paragraph (4) above), shall be deducted from the sum computed pursuant to clause (ii) of paragraph (3) above for the purposes of all determinations under such paragraph (3) made immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and at any time thereafter.
The reclassification (including any reclassification upon a consolidation or merger in which the Company is the continuing corporation) of Common Stock into securities including other than Common Stock shall be deemed to involve (a) a distribution on Common Stock of such securi-

Exhibit 3.2.1.1

ties other than Common Stock made immediately prior to the close of business on the effective date of the reclassification and (b) a combination or subdivision, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter.
The issuance by the Company of rights or warrants to subscribe for or purchase securities of the Company shall not be deemed to be a dividend or distribution of any kind.
(8)In case of the issuance of Additional Shares of Common Stock upon conversion or exchange of other securities of the Company, the amount of the consideration received by the Company for such Additional Shares of Common Stock shall be deemed to be the total of (a) the amount of the consideration, if any, received by the Company upon the issuance of such other securities, plus (b) the amount of the consideration, if any, other than such other securities, received by the Company (except in adjustment of interest or dividends) upon such conversion or exchange. In determining the amount of the consideration received by the Company upon the issuance of such other securities (i) the amount of the consideration in cash and other than cash shall be determined pursuant to paragraphs (5), (6) and (7) above, and (ii) if securities of the same class or series as such other securities were issued for different amounts of consideration, or if some were issued for no consideration, then the amount of the consideration received by the Company upon the issuance of each of the securities of such class or series as the case may be, shall be deemed to be the average amount of the consideration received by the Company upon the issuance of all the securities of such class or series, as the case may be.

(9)In case Additional Shares of Common Stock are issued as a dividend or other distribution on any class of capital stock of the Company, the total number of shares constituting which dividend or other distribution exceeds five per cent of the total number of shares of Common Stock

Exhibit 3.2.1.1

outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, the conversion price and the Differential Amount in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying each of them by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reductions to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (9), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of fractional interests or scrip certificates issued in lieu of fractions of shares of Common Stock (other than shares of Common Stock which, upon issuance, would not constitute Additional Shares of Common Stock). The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(10)In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall each be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall each be proportionately increased, such reductions or increases as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. In the event of any such subdivision, the number of shares of

Exhibit 3.2.1.1

Common Stock outstanding immediately thereafter, to the extent of the excess thereof over the number outstanding immediately prior thereto (less that portion of such excess attributable to the subdivision of shares excluded from the definition of Additional Shares of Common Stock by clauses (i) or (ii) of paragraph (4) above), shall be deemed to be “Additional Shares of Common Stock” and to have been issued immediately after the opening of business on the day following the day upon which such subdivision shall have become effective and without consideration. In the event of any such combination, the excess of the number of shares of Common Stock outstanding immediately prior thereto over the number outstanding immediately thereafter (less that portion of such excess attributable to the combination of shares excluded from the definition of Additional Shares of Common Stock by clauses (i) or (ii) of paragraph (4) above), shall be deducted from the sum computed pursuant to clause (ii) of paragraph (3) above for the purposes of all determinations under such paragraph (3) made on any day after the day upon which such combination becomes effective. Shares of Common Stock held in the treasury of the Company and shares issuable in respect of fractional interests or scrip certificates issued in lieu of fractions of shares of Common Stock (other than shares of Common Stock which, upon issuance, would not constitute Additional Shares of Common Stock) shall be considered outstanding for the purposes of this paragraph (10).

(11)Whenever the conversion price is adjusted as herein provided:

(a)the Company shall compute the adjusted conversion price in accordance with this Section F and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Company for, and the amount of, any Additional Shares of Common Stock issued since the last such adjustment, and such certificate shall be kept on file by the Company

Exhibit 3.2.1.1

and shall forthwith be filed with any other Transfer or Conversion Agent or Agents for this Series; and

(b)a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be published at least once in a daily newspaper in the City of New York, N.Y., and shall be mailed to the holders of record of the outstanding shares of this Series; provided, however, that if within ten days after the completion of mailing of such a notice, an additional notice is required, such additional notice shall be deemed to be required pursuant to this clause (b) as of the opening of business on the tenth day after such completion of mailing and shall set forth the conversion price as adjusted at such opening of business, and upon the publication and mailing of such additional notice no other notice need be given of any adjustment in the conversion price occurring at or prior to such opening of business and after the time that the next preceding notice given by publication and mail became required.

(12)In case:
(a)the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

(b)the Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(c)of any reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

Exhibit 3.2.1.1

then the Company shall cause to be mailed to any Transfer or Conversion Agent or Agents for this Series and to the holders of record of the outstanding shares of this Series, at least twenty days (or ten days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
(13)The Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of this Series, the full number of shares of Common Stock then deliverable upon the conversion of all shares of this Series then outstanding.

(14)No fractional shares of Common Stock shall be issued upon conversion of shares of this Series. If a conversion of shares of this Series results in an interest in a fraction of a share of Common Stock, the person or persons entitled to such interest may elect either to purchase the additional fractional interest required to make up a full share of Common Stock or to sell the fractional interest to which such person or persons are entitled. Such election shall be made at the time the certificate or certificates representing shares of this Series are presented for conversion and shall be made on the form provided for such purpose by the Company or the Conversion Agent. If such election is not made at such time, the fractional interest to which such person or persons were entitled shall be sold.

Exhibit 3.2.1.1

Such purchase or sale shall be effected by the Conversion Agent acting as agent for the person or persons entitled to such fractional interest. The Conversion Agent shall bill such person or persons for the purchase price of any such fractional interest purchased by it as such agent or shall remit to such person or persons the proceeds from the sale of any such fractional interest sold by it as such agent. In the case of a purchase, the Conversion Agent may sell the share to which such person or persons are entitled if payment is not received by such Conversion Agent within 30 days after the mailing of such bill and, after deducting the amount of such bill and any other charges, shall remit the sale proceeds to such person or persons. Fractional interests are non-transferable except by or to the Conversion Agent acting as herein authorized The Conversion Agent may purchase or sell fractional interests on the basis of current market prices of the Common Stock as determined by it and is expressly authorized to value fractional interests without actual purchase or sale on the basis of the current market price of the Common Stock as determined by it. Purchases and sales of fractional interests by the Conversion Agent may in its sole discretion be set off one against the other on the basis of current market prices of the Common Stock as determined by it. Fractional interests will not be entitled to dividends and the holders thereof shall not be entitled to any rights as shareholders of the Company in respect of such fractional interests.
(15)The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of this Series pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

Exhibit 3.2.1.1

(16)For the purpose of this Section F, the term “Common Stock” shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and which is not subject to redemption by the Company. However, shares issuable on conversion of shares of this Series shall include only shares of the class designated as Common Stock of the Company as of February 29, 1968, or shares of Common Stock of any class or classes resulting from any reclassification or reclassifications thereof, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

D.	Common Stock ($5 Par Value)
No holder of the Common Stock of the Company shall have any preemptive right to purchase or subscribe for any part of the unissued stock of the Company or of any stock of the Company to be issued by reason of any increase of the authorized capital stock of the Company, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Company or to purchase or subscribe for any stock of the Company purchased by the Company or by its nominee or nominees, or to have any other preemptive rights as now or hereafter defined by the laws of the State of New York.

Exhibit 3.2.1.1

SIXTH:    The operations of the Company are to be carried on in the Counties of:

Albany	Herkimer	Richmond
Allegany	Jefferson	Rockland
Bronx	Kings	St. Lawrence
Broome	Lewis	Saratoga
Cattaraugus	Livingston	Schenectady
Cayuga	Madison	Schoharie
Chautauqua	Monroe	Schuyler
Chemung	Montgomery	Seneca
Chenango	Nassau	Steuben
Clinton	New York	Suffolk
Columbia	Niagara	Sullivan
Cortland	Oneida	Tioga
Delaware	Onondaga	Tompkins
Dutchess	Ontario	Ulster
Erie	Orange	Warren
Essex	Orleans	Washington
Franklin	Oswego	Wayne
Fulton	Otsego	Westchester
Genesee	Putnam	Wyoming
Greene	Queens	Yates
Hamilton	Rensselaer

SEVENTH:    The term of existence of the Company is perpetual.
EIGHTH:    The number of Trustees shall be not less than thirteen nor more than twenty.
NINTH:        Said Board of Trustees shall adopt by-laws which shall be in accordance with the laws of this State for the government of the business and affairs of said corporation and of the Board of Trustees, and such by-laws shall, among other things, fix the time for the annual meeting of the stockholders for election of Trustees and the number and duties of the officers of the corporation and the method of changing or adding to said by-laws.
TENTH:    The Secretary of State of the State of New York is hereby designated as the agent of the Company upon whom process in any action or proceeding against it may be served.

Exhibit 3.2.1.1

ELEVENTH:    The office of the Company shall be located in the City, County, and State of New York, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Company, which may be served upon him is 4 Irving Place, New York City, New York."
IN WITNESS WHEREOF, we have made and subscribed this certificate this 24th day of December, 1984.

JOY TANNIAN
………………………………
JOY TANNIAN
Senior Vice President
and General Counsel

ARCHIE M. BANKSTON
………………………………
ARCHIE M. BANKSTON
Secretary

Exhibit 3.2.1.1

STATE OF NEW YORK:         }
COUNTY OF NEW YORK:     }    ss.:

ARCHIE M. BANKSTON, being duly sworn, deposes and says that he is Secretary of CONSOLIDATED EDISON COMPANY OF NEW YORK, INC. the corporation named in the foregoing Restated Certificate of Incorporation; that he has read and signed the same; and that the statements contained therein are true.

ARCHIE M. BANKSTON
………………………………
ARCHIE M. BANKSTON
Secretary

Sworn to before me this 24th day
of December, 1984.

JONATHAN A. FIELDS
…………………………………….
JONATHAN A. FIELDS
Notary Public, State of New York
No. 30-4786533
Qualified in Nassau County
Commission Expires March 30, 1985